Exhibit 99.1

PANDORA REPORTS Q2 2015 FINANCIAL RESULTS

•	Total revenue for the trailing twelve month period exceeded $1 billion

•	Total RPMs reached a record $53.91, growing 24% year-over-year; Ad RPMs were up 25% year over year to a record $49.94

•	Q2 2015 total revenue was $285.6 million, growing 30% year-over-year

•	Q2 2015 advertising revenue was $230.9 million, growing 30% year-over-year

•	Q2 2015 total mobile revenue was $229.7 million, growing 37% year-over-year

•	Q2 2015 local advertising revenue was $58.9 million, growing 67% year-over-year

•	Q2 2015 total listener hours were 5.30 billion, growing 5% year-over-year

OAKLAND, Calif. - July 23, 2015 - Pandora (NYSE: P), the leading Internet radio service, today announced financial results for the second quarter ended June 30, 2015.

“Our advertising investments, particularly in local, are paying off. This quarter, local ad revenue reached an all-time high, driving record RPMs,” stated Brian McAndrews Chairman and CEO of Pandora. "Our monetization success allows us to be an even more effective platform for helping artists grow their careers. In addition to our ability to provide insights to the entire music industry, we fuel promotion that is extremely valuable to music makers.”

Second Quarter 2015 Financial Results

Revenue: For the second quarter of 2015, total revenue was $285.6 million, a 30% year-over-year increase. Advertising revenue was $230.9 million, a 30% year-over-year increase. Subscription and other revenue was $54.6 million, a 31% year-over-year increase.

Adjusted EBITDA: For the second quarter of 2015, adjusted EBITDA was $16.3 million, a 29% year-over-year improvement. Adjusted EBITDA excludes $27.5 million in expense from stock-based compensation, $5.0 million of depreciation and amortization expense, $0.3 million of other income and $0.1 million of provision for income taxes.

Cash and Investments: For the second quarter of 2015, the Company ended with $461.5 million in cash and investments, compared to $481.3 million at the end of the prior quarter. Cash used by operating activities was $9.9 million for the second quarter of 2015, compared to $7.1 million used in operating activities in the same period of the prior year.

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Other Business Metrics

Listener Hours: Total listener hours grew 5% to 5.30 billion for the second quarter of 2015, compared to 5.04 billion for the same period last year.

Active Listeners: Active listeners were 79.4 million at the end of the second quarter of 2015, compared to 76.4 million from the same period last year.

Guidance

Based on information available as of July 23, 2015, the Company is providing the following financial guidance:

Third Quarter 2015 Guidance: Revenue is expected to be in the range of $310 million to $315 million. Adjusted EBITDA is expected to be in the range of $25 million to $30 million. Adjusted EBITDA excludes forecasted stock-based compensation expense of approximately $30 million and forecasted depreciation and amortization expense of approximately $6 million and assumes minimal provision for income taxes given our net loss position. Diluted shares outstanding for the third quarter 2015 are expected to be approximately 222 million.

Full Year 2015 Guidance: Revenue is expected to be in the range of $1.175 billion to $1.185 billion. Adjusted EBITDA is expected to be in the range of $75 million to $85 million. Adjusted EBITDA excludes forecasted stock-based compensation expense of approximately $112 million and forecasted depreciation and amortization expense of approximately $22 million and assumes minimal provision for income taxes given our net loss position. Diluted shares outstanding for the full year 2015 are expected to be approximately 221 million.

Starting in 2015, the Company is adjusting non-GAAP net income by considering the income tax effects of its non-GAAP adjustments. Prior to 2015, the Company’s non-GAAP effective tax rate was minimal. The Company expects that its non-GAAP effective tax rate will be minimal in periods that result in a non-GAAP net loss. The Company is currently forecasting a non-GAAP effective tax rate of approximately 1% to 7% for the third quarter 2015 and approximately 30% to 35% for the full year 2015. The Company does not expect to pay significant cash income taxes for the foreseeable future due to its net operating loss position.

Second Quarter 2015 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/5 p.m. ET to discuss second quarter 2015 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or internationally at (443) 853-1239. A domestic replay will be available at (855) 859-2056 or internationally at (404) 537-3406, using passcode 73764807, and available via webcast until August 6, 2015.

ABOUT PANDORA
Pandora (NYSE: P) gives people music and comedy they love anytime, anywhere, through connected devices. Personalized stations launch instantly with the input of a single "seed" - a favorite artist, song or genre. The Music Genome Project®, a deeply detailed hand-built musical taxonomy, powers the personalization of Pandora® internet radio by using musicological "DNA" and constant listener feedback to craft personalized stations from a growing collection of more than one million tracks. Tens of millions of people turn on Pandora every month to hear music they love. www.pandora.com | Pandora Blog | Pandora LinkedIn | @PandoraPulse

"Safe harbor" Statement:
This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and adjusted EBITDA. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract

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and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth; our ability to continue to innovate and keep pace with changes in technology and our competitors; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect the business are included in filings with the Securities and Exchange Commission (SEC) from time to time, including our Annual Report on Form 10-K for the current period, particularly under the heading "Risk Factors."

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. The Company's results of operations for the current period are not necessarily indicative of the Company's operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to the Company, which assumes no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses the following non-GAAP measures of financial performance: non-GAAP total revenue, non-GAAP subscription revenue, non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS, non-GAAP diluted EPS and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

Non-GAAP total revenue, non-GAAP subscription revenue, non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS differ from GAAP in that they exclude revenue effects from the subscription return reserve, stock-based compensation expense and intangible amortization expense. Starting in the first quarter 2015, the income tax effects of these non-GAAP adjustments will be reflected in non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS.

Subscription Return Reserve: consisted of revenue that was deferred on a GAAP basis because the Company had limited operating history with certain mobile subscription refund rights prior to the first quarter of 2014. The Company was required to defer all revenue until the refund rights lapsed or until it developed sufficient operating history to estimate a reserve. In periods prior to the first quarter of 2014, the subscription return reserve was excluded from the subscription and other revenue line of our GAAP presentation and included in this line of our non-GAAP presentation. In the first quarter of 2014, the Company established sufficient operating history to estimate a reserve for these mobile subscription refund rights. As such, the GAAP revenue results for the first quarter of 2014 included a one-time reversal of substantially all of the deferred revenue related to the subscription return reserve in the amount of $14.2 million. This reversal was excluded from our non-GAAP revenue in the first quarter of 2014.

Stock-based Compensation Expense: consists of expenses for stock options and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation: cost of revenue - other, product development, sales and marketing and general and administrative.

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Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Income Tax Effects of Non-GAAP Adjustments: Starting in 2015, the Company is adjusting non-GAAP net income by considering the income tax effects of its non-GAAP adjustments. Prior to 2015, the Company’s non-GAAP effective tax rate was minimal. The Company expects that its non-GAAP effective tax rate will be minimal in periods that result in a non-GAAP net loss. For the full year 2015, the Company is currently forecasting a non-GAAP effective tax rate of approximately 30% to 35%. The Company does not expect to pay significant cash income taxes for the foreseeable future due to its net operating loss position.

Adjusted EBITDA

Adjusted EBITDA excludes revenue effects from the subscription return reserve, stock-based compensation expense, provision for income taxes, depreciation and intangible amortization expense and other income (expense).

Provision for income taxes: consists of expense recognized related to U.S. and foreign income taxes. The Company considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Depreciation and Intangible Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Depreciation is included in the following cost and expense line items of our GAAP presentation: cost of revenue - other, product development, sales and marketing and general and administrative. Amortization for currently owned intangible assets is included in the general and administrative expense line of our GAAP presentation. Management considers its operating results without intangible amortization expense when evaluating its ongoing non-GAAP performance and without depreciation and intangible amortization expense when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of business combinations and asset purchases and may not be reflective of our core business, ongoing operating results or future outlook.

Management believes these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.

In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

The Company also provides estimates of disaggregated ad RPMs, subscription RPMs and total RPMs for our traditional computer platform as well as our mobile and other connected devices platforms, which are calculated by dividing the estimated revenue and costs generated through the respective platforms by the number of thousands of listener hours of our services delivered through such platforms. While the Company believes that such disaggregated data provides directional insight for evaluating our efforts to monetize our service, such disaggregated data is not validated to the level of financial statement reporting. Such data should be seen as indicative only and as management's best estimate.

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Contacts:
Dominic Paschel
Corporate Finance & Investor Relations
investor@pandora.com
(510) 842-6960

Will Valentine
Pandora Corporate Communications
press@pandora.com
(510) 842-6996

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Pandora Media, Inc.
Condensed Consolidated  Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2015	2014	2015

Revenue
Advertising	$177,324	$230,921	$317,958	$409,660
Subscription and other	41,570	54,639	95,251	106,664
Total revenue	218,894	285,560	413,209	516,324

Cost of revenue
Cost of revenue - Content acquisition costs	111,461	130,134	219,736	256,157
Cost of revenue - Other (1)	13,989	20,043	28,968	36,276
Total cost of revenue	125,450	150,177	248,704	292,433
Gross profit	93,444	135,383	164,505	223,891

Operating expenses
Product development (1)	13,076	18,742	24,907	34,617
Sales and marketing (1)	66,232	94,035	128,096	178,309
General and administrative (1)	25,865	38,812	52,226	75,566
Total operating expenses	105,173	151,589	205,229	288,492
Loss from operations	(11,729)	(16,206)	(40,724)	(64,601)

Other income, net	100	256	192	453
Loss before provision for income taxes	(11,629)	(15,950)	(40,532)	(64,148)

Provision for income taxes	(99)	(115)	(127)	(174)
Net loss	$(11,728)	$(16,065)	$(40,659)	$(64,322)

Basic and diluted net loss per share	$(0.06)	$(0.08)	$(0.20)	$(0.31)
Weighted-average basic and diluted shares	205,706	211,742	202,798	210,840

(1) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2014	2015	2014	2015
Cost of revenue - Other	$1,032	$1,406	$1,913	$2,613
Product development	4,426	5,354	7,887	9,959
Sales and marketing	9,922	13,327	18,233	24,671
General and administrative	5,233	7,397	9,972	13,436
Total stock-based compensation expense	$20,613	$27,484	$38,005	$50,679

Pandora Media, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31,	As of June 30,
	2014	2015
	(audited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$175,957	$204,103
Short-term investments	178,631	168,339
Accounts receivable, net	218,437	233,715
Prepaid expenses and other current assets	15,389	16,664
Total current assets	588,414	622,821

Long-term investments	104,243	89,013
Property and equipment, net	42,921	54,741
Other long-term assets	13,712	13,857
Total assets	$749,290	$780,432

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$10,825	$16,386
Accrued liabilities	15,754	25,006
Accrued royalties	73,693	81,351
Deferred revenue	14,412	27,097
Accrued compensation	34,476	39,905
Total current liabilities	149,160	189,745

Other long-term liabilities	16,773	15,177
Total liabilities	165,933	204,922

Stockholders’ equity
Common stock	21	21
Additional paid-in capital	781,009	837,356
Accumulated deficit	(196,997)	(261,319)
Accumulated other comprehensive loss	(676)	(548)
Total stockholders’ equity	583,357	575,510
Total liabilities and stockholders’ equity	$749,290	$780,432

Pandora Media, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2015	2014	2015

Operating activities
Net loss	$(11,728)	$(16,065)	$(40,659)	$(64,322)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	3,763	5,025	7,109	9,365
Stock-based compensation	20,613	27,484	38,005	50,679
Amortization of premium on investments, net	686	610	1,380	1,229
Other operating activities	323	110	446	944
Changes in operating assets and liabilities
Accounts receivable	(29,171)	(45,305)	(13,542)	(16,123)
Prepaid expenses and other assets	1,846	2,972	(3,253)	(2,104)
Accounts payable and accrued liabilities	(306)	3,801	1,095	10,363
Accrued royalties	(2,440)	801	6,145	7,697
Accrued compensation	11,483	10,287	10,748	5,897
Deferred revenue	(5,360)	357	(19,887)	12,685
Reimbursement of cost of leasehold improvements	3,161	—	3,161	749
Net cash provided by (used in) operating activities	(7,130)	(9,923)	(9,252)	17,059

Investing activities
Purchases of property and equipment	(4,537)	(12,016)	(16,424)	(17,947)
Purchases of investments	(78,533)	(54,751)	(194,122)	(111,541)
Proceeds from maturities of investments	82,821	53,630	116,831	132,119
Proceeds from sale of investments	—	3,022	—	3,662
Payments related to acquisition	—	(200)	—	(200)
Net cash provided by (used in) investing activities	(249)	(10,315)	(93,715)	6,093

Financing activities
Proceeds from employee stock purchase plan	1,619	1,656	2,482	3,275
Proceeds from exercise of stock options	2,811	1,768	12,562	2,862
Tax payments from net share settlements of restricted stock units	—	(19)	—	(907)
Net cash provided by financing activities	4,430	3,405	15,044	5,230

Effect of exchange rate changes on cash and cash equivalents	1	(78)	16	(236)

Net increase (decrease) in cash and cash equivalents	(2,948)	(16,911)	(87,907)	28,146
Cash and cash equivalents at beginning of period	160,796	221,014	245,755	175,957
Cash and cash equivalents at end of period	$157,848	$204,103	$157,848	$204,103

Pandora Media, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2015	2014	2015

Revenue
GAAP total revenue	$218,894	$285,560	$413,209	$516,324
Subscription return reserve	—	—	(14,186)	—
Non-GAAP total revenue	$218,894	$285,560	$399,023	$516,324

Gross profit
GAAP gross profit	$93,444	$135,383	$164,505	$223,891
Subscription return reserve	—	—	(14,186)	—
Stock-based compensation: Cost of revenue - Other	1,032	1,406	1,913	2,613
Non-GAAP gross profit	$94,476	$136,789	$152,232	$226,504

Net loss
GAAP net loss	$(11,728)	$(16,065)	$(40,659)	$(64,322)
Subscription return reserve	—	—	(14,186)	—
Amortization of intangibles	182	183	364	366
Stock-based compensation	20,613	27,484	38,005	50,679
Non-GAAP net income (loss)	$9,067	$11,602	$(16,476)	$(13,277)

Non-GAAP EPS - basic	$0.04	$0.05	$(0.08)	$(0.06)
Non-GAAP EPS - diluted	$0.04	$0.05	$(0.08)	$(0.06)

Weighted average basic shares	205,706	211,742	202,798	210,840
Weighted average diluted shares	218,602	221,260	202,798	210,840

Adjusted EBITDA
GAAP net loss	$(11,728)	$(16,065)	$(40,659)	$(64,322)
Subscription return reserve	—	—	(14,186)	—
Depreciation and amortization	3,763	5,025	7,109	9,365
Stock-based compensation	20,613	27,484	38,005	50,679
Other income, net	(100)	(256)	(192)	(453)
Provision for income taxes	99	115	127	174
Adjusted EBITDA	$12,647	$16,303	$(9,796)	$(4,557)

Pandora Media, Inc.
Monetization: RPM History
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2015	2014	2015

Advertising RPMs
Computer	$62.43	$74.35	$57.50	$65.82
Mobile and other connected devices	36.00	46.15	32.84	40.54
Total	$40.11	$49.94	$36.83	$44.09

Total RPMs
Computer	$61.01	$73.48	$57.66	$66.53
Mobile and other connected devices	39.88	50.63	38.70	45.58
Total	$43.41	$53.91	$42.00	$48.72

Total RPMs based on non-GAAP revenue
Computer	$61.01	$73.48	$56.90	$66.53
Mobile and other connected devices	39.88	50.63	37.11	45.58
Total	$43.41	$53.91	$40.55	$48.72